UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2014

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On July 28, 2014, MicroStrategy Incorporated (the “Company”) announced that it was developing a restructuring plan to streamline its workforce and spending to better align its cost structure with its business strategy. On September 28, 2014, the Company committed to a restructuring plan that is expected to be substantially implemented by December 31, 2014.

The plan is expected to reduce the Company’s workforce by approximately 200 employees in North America, 375 employees in Asia Pacific, 175 employees in Europe, the Middle East, and Africa, and 20 employees in Latin America. The plan is expected to reduce annualized pre-tax costs by at least $75 million and to result in pre-tax restructuring charges of between $17.0 million to $20.0 million.

The anticipated charges will primarily consist of severance and related benefit costs and lease and contract termination penalties, with the majority of the charges to be recognized in the quarter ended September 30, 2014 and substantially all of the remainder expected to be recognized in the quarter ending December 31, 2014. The Company expects that substantially all cash payments relating to the plan will be made in 2014.

This Form 8-K includes statements that may constitute “forward-looking statements,” including estimates of employee headcount reductions and office closures that may be implemented, savings that may be realized, future charges that may be incurred, and cash expenditures that may be made by the Company in connection with the restructuring plan described above. These forward-looking statements generally are identified by words such as “believe,” “estimate,” “project,” and “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of the Company and its subsidiaries to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company’s ability to implement the restructuring in various jurisdictions; possible changes in the size and components of the expected costs and charges associated with the restructuring; risks associated with the Company’s ability to achieve the benefits of the restructuring; and the risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the filing of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer